Exhibit 10.1
AMENDMENT NO. 10 TO RECEIVABLES PURCHASE AGREEMENT
THIS AMENDMENT NO. 10 TO RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of November 1, 2019 (the “Effective Date”), is entered into by and among:
(a) SUPERIOR COMMERCE LLC, a Delaware limited liability company (the “Seller”),
(b) SCP DISTRIBUTORS LLC, a Delaware limited liability company (the “Servicer”), and
(c) MUFG BANK, LTD. (f/k/a/THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.), individually (“BTMU” or a “Committed Purchaser”) and as agent for the Victory Group (the “Victory Group Co-Agent”), BANK OF AMERICA, N.A., individually (“BAML” or a “Committed Purchaser”) and as agent for the BAML Group (the “BAML Group Co-Agent”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, individually (“Wells” or a “Commitment Purchaser”), as agent for the Wells Group (the “Wells Group Co-Agent”, and together with the Victory Group Co-Agent and the BAML Group Co-Agent, the “Co-Agents”), and as administrative agent for the Purchasers and the Co-Agents (the “Administrative Agent”).
Capitalized terms used and not otherwise defined herein shall have the meanings thereto in that certain Receivables Purchase Agreement, dated as of October 11, 2013, by and among the parties hereto (as amended or otherwise modified from time to time, the “Receivables Purchase Agreement”).
PRELIMINARY STATEMENT
The parties hereto wish to amend the Receivables Purchase Agreement as hereinafter provided.
In consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Amendments. On the terms and subject to the conditions set forth in this Amendment, the parties hereto agree as follows:
1.1Exhibit I to the Agreement is hereby amended to add the following new defined terms in their appropriate alphabetical order:
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
1.2The definitions of the following terms set forth in Exhibit I to the Receivables Purchase Agreement are hereby amended and restated in their entirety to read, respectively, as set forth below:
“Facility Limit” means, for each month beginning on or after November 1, 2019, (a) the amount specified in the second column of the table below (the “Base Facility Limit”), plus (b) the amount (if any) specified in the third column below (the “Seasonal Facility Limit”); provided, however, that the Facility Limit may be increased up to an amount to be determined by agreement of Seller and the Co-Agents, so long as no Amortization Event or Potential Amortization Event exists and is continuing (it being understood that the Commitments associated with any increase in the Facility Limit may be provided by existing Purchasers and/or new Purchasers):

Month*	Base Facility Limit	Seasonal Facility Limit	Facility Limit
January	$120,000,000		$120,000,000
February	$135,000,000		$135,000,000
March	$170,000,000	$40,000,000	$210,000,000
April	$225,000,000	$40,000,000	$265,000,000
May	$255,000,000	$40,000,000	$295,000,000
June	$235,000,000	$40,000,000	$275,000,000
July	$195,000,000	$40,000,000	$235,000,000
August	$195,000,000		$195,000,000
September	$170,000,000		$170,000,000
October	$160,000,000		$160,000,000
November	$145,000,000		$145,000,000
December	$120,000,000		$120,000,000
*Nothing in this table shall be deemed to imply that any Commitment or the Facility Limit extends beyond the Facility Termination Date.

“Facility Termination Date” means the earlier of (i) November 1, 2021, and (ii) the Amortization Date.
1.3The Agreement is hereby amended to add the following new Section 12.13:
Section 12.13 Acknowledgement Regarding Any Supported QFCs. To the extent that the Transaction Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Transaction Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Transaction Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Transaction Documents were governed by the laws of the United States or a state of the United States.
1.4Schedule A to the Receivables Purchase Agreement is hereby amended and restated in its entirety to read as set forth in Schedule A to this Amendment.
Except as specifically amended hereby, the Receivables Purchase Agreement and all exhibits and schedules attached thereto shall remain unaltered and in full force and effect.
2. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties to the Receivables Purchase Agreement, whether or not they are parties hereto, and their successors and permitted assigns.

3. Effectiveness. Effectiveness of this Amendment is subject to the prior or contemporaneous satisfaction of each of the following conditions precedent:
i.The Administrative Agent shall have received counterparts hereof, duly executed by each of the parties hereto;
ii.The Administrative Agent shall have received counterparts of the Amendment No. 10 Fee Letter of even date herewith, duly executed by the Administrative Agent and the Co-Agents, and each of the Co-Agents shall have received payment of the Upfront Fee due and owing to its Purchaser Group; and
iii.Each of the representations and warranties contained in Article III of the Receivables Purchase Agreement as amended hereby is true and correct in all material respects on and as of the date hereof as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case each of such representations and warranties is true and correct in all material respects as of such earlier date; provided that the materiality threshold in this clause (b) shall not be applicable to any representation or warranty which itself contains a materiality threshold.
4. Miscellaneous.
4.1 CHOICE OF LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO).
4.2 CONSENT TO JURISDICTION. EACH PARTY TO THIS AMENDMENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, AND EACH OF THE PARTIES HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY OF THE AGENTS OR THE PURCHASERS TO BRING PROCEEDINGS AGAINST ANY SELLER PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY SELLER PARTY AGAINST ANY OF THE AGENTS OR THE PURCHASERS OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT SHALL BE BROUGHT ONLY IN A COURT IN THE BOROUGH OF MANHATTAN, NEW YORK.
4.3 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT.
4.4 Counterparts; Severability. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic mail message attaching a “PDF” or other image of a signed signature page shall be effective as delivery of a manually executed counterpart of a signature page to this Amendment. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
<Balance of Page Intentionally Left Blank>

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers or attorneys-in-fact as of the date hereof.
SUPERIOR COMMERCE LLC, as Seller

By: /s/ Steven Cassanova
Name: Steven Cassanova
Title:  Treasurer

SCP DISTRIBUTORS LLC, as Servicer

By: /s/ Melanie Housey Hart
Name: Melanie Housey Hart
Title:  Chief Accounting Officer

[Additional Signatures to Follow]

MUFG BANK, LTD. (f/k/a/ THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.), individually and as Victory Group Co-Agent

By: /s/ Christopher Pohl
Name: Christopher Pohl
Title:  Managing Director

[Additional Signatures to Follow]

BANK OF AMERICA, N.A., individually and as BAML Group Co-Agent

By: /s/ Chris Haynes
Name: Chris Haynes
Title:  Senior Vice President

[Additional Signatures to Follow]

WELLS FARGO BANK, NATIONAL ASSOCIATION, INDIVIDUALLY, as Wells Group Co-Agent and as Administrative Agent

By: /s/ Elizabeth R. Wagner
Name: Elizabeth R. Wagner
Title:  Managing Director

[End of Signatures]

9